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                                                                   EXHIBIT 10.31

                           FORM OF AMENDMENT NO. 1 TO
                         PURCHASE MONEY PROMISSORY NOTE

         This AMENDMENT NO. 1 (this "Amendment") DATED AS OF JUNE 19, 2002 TO THE PURCHASE MONEY PROMISSORY NOTE DATED AS OF ___, 2000, AS AMENDED (the "Note"), by and between TELLIUM, INC., a Delaware corporation (the "Company"), having its address at 2 Crescent Place, Oceanport, New Jersey 07757, and the undersigned (the "Borrower").

         WHEREAS, the Company and the Borrower are parties to the Note;

         WHEREAS, in October 2001, the Company and the Borrower agreed to amend the Note, as set forth in ss.ss. 3 and 4 below, but did not reduce such agreement to writing; and

         WHEREAS, the Company and the Borrower wish to reduce such agreement to writing and further amend the Note, this Amendment to be effective as of June 19, 2002, except for ss.ss. 3 and 4 below, which are to be effective as of October 1, 2001.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Note.

         2. This Amendment is effective as of June 19, 2002, except for ss.ss.3 and 4 below, which were effective as of October 1, 2001.

         3. The second sentence of Section 1 of the Note is hereby amended and restated to read as follows:

         The interest rate shall float on a quarterly basis and shall equal the Internal Revenue Service established short-term Applicable Federal Rate for a quarterly compounding period effective for the first month in such quarterly period and published in a Revenue Ruling in the Cumulative Bulletin in the month preceding the first month in such quarterly period, provided that the rate shall not be less than 2.5% per annum nor exceed 7.5% per annum.

         4. The definition of Termination Date is hereby amended and restated to be the fifth anniversary of the date of the Note.

         5. The Company agrees that all payments due under and in connection with the Note or any other documents or other agreements executed in connection therewith, or any notes,




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instruments or other evidence of indebtedness issued in exchange therefore or upon conversion or refinancing thereof (including, without limitation, all principal, interest, fees, charges, indemnities, costs, expenses, and other indebtedness arising under or incidental to the Note), collectively (the "Subordinated Debt"), are subordinated to the prior payment in full of all present and future obligations, liabilities and indebtedness of the Borrower, whether now or hereafter due, incurred or created in connection with (i) any mortgage, home equity, or home improvement loan or similar obligation of the Borrower, (ii) any consumer credit (as defined in the Truth in Lending Act (15 U.S.C. 1602), as amended from time to time) and (iii) any credit and charge cards of the Borrower (i, ii, and iii collectively, the "Senior Debt"). Such subordination is for the benefit of the creditors to whom the Senior Debt is owed (the "Senior Creditors"). The Company hereby agrees to enter into a subordination agreement at the request of any Senior Creditor.

         6. The payment of principal and accrued interest on the Note shall be due in the following installments over five (5) years beginning on the Termination Date:

         (i) Ten percent (10 %) of the principal and accrued interest shall be due on the first year anniversary of the Termination Date;

         (ii) Fifteen percent (15%) of the principal and accrued interest shall be due on the second year anniversary of the Termination Date;

         (iii) Twenty percent (20%) of the principal and accrued interest shall be due on the third year anniversary of the Termination Date;

         (iv) Twenty-five percent (25%) of the principal and accrued interest shall be due on the fourth year anniversary of the Termination Date; and

         (v) The remaining balance of the principal and accrued interest shall be due on the fifth year anniversary of the Termination Date.

         7. Continuing Effect; No other Amendments. Except as expressly provided herein, all of the terms and provisions of the Note are and shall remain in full force and effect. This Amendment is limited to the specific definitions and sections of the Note specified herein and shall not constitute a consent, waiver of amendment of, or an indication of the Company's or the Borrower's willingness to consent to any action requiring consent under or to waive or amend any other provision of the Note.

         8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                                     * * * *






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         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                            THE COMPANY:

                            TELLIUM, INC.



                            By:
                                 -------------------------------
                                 Name: Michael J. Losch
                                 Title: Chief Financial Officer, Secretary and Treasurer


                            THE BORROWER:



                            ------------------------------------
                            Name: